Exhibit 10.32

New York & Company, Inc.

PERFORMANCE UNIT AWARD

Under the 2006 Long-Term Incentive Plan

January 28, 2009

Richard P. Crystal

Chairman and CEO

New York & Company, Inc.

450 West 33rd Street

New York, NY 10001

Re:                               New York & Company, Inc. Grant of Performance Unit Award

Dear Richard:

New York & Company, Inc. (the “Company”) is pleased to advise you that the independent Subcommittee of the Compensation Committee of its Board of Directors has granted to you a performance award (“Performance Units”), as provided below, under the New York & Company, Inc. 2006 Long-Term Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference.  Any capitalized terms used but not defined herein shall have the meaning given such terms in the Plan.

1.                                       Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” shall mean the board of directors of the Company.

“Common Stock” shall mean the Company’s Common Stock, par value $0.001 per share, together with any other class or series of common stock issued by the Company, or in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Participant” shall mean Richard P. Crystal.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

2.                                       Grant and Issuance of Stock.  Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to Participant (the “Award”) 1,000 Performance Units, subject to all of the restrictions hereinafter set forth.  The Performance Units are hereby granted in contemplation of receipt of future services of the Participant.

3.                                       Vesting Requirements.  This Award a subject to a performance vesting requirement and a continued employment requirement.  In order to meet the performance vesting requirement the average closing stock price of the Common Stock for the 30 trading days prior to February 11, 2011 (the “Average Closing Stock Price”) shall be equal to or greater than $11.00 per share.  If such performance vesting requirement is not met, then all of the Performance Units issued under this award shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such unvested Performance Units. In addition, in order for the interest of Participant in the Performance Units to become fully vested, Participant must be continuously employed by the Company or one of its subsidiaries from the date of this Award through the end of the Performance Period.  If the Participant’s employment with the Company and its subsidiaries terminates for any reason prior to the full vesting of the Performance Units awarded under this Agreement, such unvested Performance Units shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such unvested Performance Units.  Notwithstanding the above, if Participant’s employment with the Company and its subsidiaries terminates for any reason other than for Cause within six (6) months of February 11, 2011, such Performance Units shall vest in accordance with Section 3 as if Participant had still been employed by the Company on February 11, 2011 and the performance conditions are satisfied.

4.                                       No Stockholder Rights.  Participant shall not have the rights of a stockholder in respect of the shares of Common Stock underlying this Award until such Common Stock is delivered to Participant in accordance with Section 5 hereof.

5.                                       Delivery of Award Stock.  Subject to the terms of the Plan, if the Performance Units awarded by this Agreement become vested on February 11, 2011, the Company shall promptly distribute to the Participant the number of shares Common Stock (the “Award Stock”) equal to (i) $3,000,000 divided by the Average Closing Stock Price if such Average Closing Stock Price is equal or greater to $11.00 per share but less than $20.00 per share or (ii) $5,000,000 divided by the Average Closing Stock Price if the Average Closing Stock Price is greater or equal to $20.00 per share.  In any case, the Award Stock if earned shall be delivered no later than the end of calendar year 2011.  The Participant shall not have any rights as a stockholder in respect of the Award Stock until such Award Stock is delivered to Participant in accordance with this Section 5.

6.                                       Taxes.

(a)                                  The issuance of the Award Stock pursuant to Section 3 hereof shall be conditioned on Participant or the Representative having made such arrangements with the Company as the Company may require to provide for the withholding of any taxes required to be withheld by federal, state or local law with respect to such grant or lapse (including without limitation, for all purposes of this Section 6, FICA and other payroll taxes and social insurance contributions).

(b)                                 Participant shall be liable for any and all taxes, including withholding taxes, arising out of the grant or vesting of this Award or the grant of Award Stock hereunder.  Participant may satisfy any such obligation by surrendering (or the Company may withhold from delivery to Participant) a sufficient number of whole shares of Award Stock as may be necessary to cover all applicable withholding taxes at the time that the restrictions on the Performance Units lapses, unless alternative procedures for such payment are established by the Company.  To the extent that any surrender of Award Stock or alternative procedure for such payment is insufficient, Participant authorizes the Company, its affiliates and subsidiaries to deduct all applicable withholding taxes from any other payments made by the Company to Participant.  Participant agrees to pay to the Company any amount of withholding taxes that cannot be satisfied from wages or other cash compensation and that are not otherwise provided for hereunder.

(c)                                  Regardless of any action that the Company takes with respect to any item of income tax, social insurance contribution, payroll tax, payment or other tax-related item (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility, and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant or vesting of the Award or the issuance of Award Stock, or the subsequent sale of unrestricted shares of Award Stock and (ii) does not commit to structure the terms or any aspect of this grant of Award Stock to reduce or eliminate Participant’s liability for Tax-Related Items.  Participant shall pay the Company any amount of Tax-Related Items that the Company or its subsidiaries may be required to withhold as a result of Participant’s participation in the Plan or Participant’s receipt of the Award or any Award Stock that cannot be satisfied by the means previously described.  The Company may refuse to deliver the Award Stock if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(d)                                 It is the Committee’s intention that this Award and any Award Stock shall not be treated as a payment of deferred compensation for purposes of Section 409A of the Code, as amended from time to time, and that any ambiguities in construction be interpreted to effectuate such intent.

7.                                       Securities Laws Restrictions and Other Restrictions on Transfer.  Participant understands and acknowledges, in addition to any Restrictions contained in this Agreement, that federal and state securities laws govern and restrict Participant’s right to offer, sell or otherwise dispose of any shares of stock of the Company unless Participant’s offer, sale or other disposition thereof is registered under the Securities

Act and state securities laws, or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  The Company shall not be obligated to issue any shares of Award Stock pursuant to this Agreement if such issuance would violate any applicable laws and regulations or the requirements of any exchange pursuant to which the Common Stock is traded.  Participant agrees not to offer, sell or otherwise dispose of any shares of stock of the Company in any manner which would violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.

8.                                       Conformity with Plan.  The Award is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, Participant acknowledges receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

9.                                       Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate Participant’s employment at any time (with or without Cause), nor confer upon Participant any right to continue in the employ of the Company or any of its subsidiaries for any period of time or to continue Participant’s present (or any other) rate of compensation.  Nothing in this Agreement shall confer upon Participant any right to be selected again as a Plan participant.

10.                                 Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Award, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by the Award as may be determined to be appropriate and equitable and consistent with the treatment afforded to all other Common Stock, including the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of restricted or unrestricted shares, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment by the Company or a subsidiary or affiliate.  Unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and other criteria contained herein that were applicable to the Award prior to such adjustment.

11.                                 Further Assurances.  The parties hereto hereby agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

12.                                 Remedies.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

13.                                 Amendment.  Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Participant and the Company.

14.                                 Arbitration.  If any dispute or claim arises out of this Agreement, or as to the rights and liabilities of the parties hereunder, or as to the breach or invalidity hereof, including any dispute, claim or difference as to whether an issue is arbitrable, the parties shall settle such dispute exclusively by binding arbitration in accordance with the then prevailing rules of the American Arbitration Association (or other organization of national reputation mutually acceptable to the parties).  The arbitration shall be administered by one independent and impartial arbitrator jointly selected by the parties to the dispute and shall be held in New York, New York, or such other location mutually acceptable to the parties.  The arbitrator shall have the power and authority in his sole discretion to order pre-arbitration discovery.  The arbitrator shall render its decision and award within 30 days after the conclusion of the arbitration hearing, which hearing shall be conducted on an expedited schedule.  At the conclusion of the arbitration, the arbitrator shall award costs and expenses to the prevailing party (including the costs of the arbitration but not the fees and expenses of attorneys, accountants and other experts).  The award rendered by the arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court having competent jurisdiction.  Notwithstanding anything to the contrary contained in this Section 14 and without prejudice to the procedures described herein, either party to the dispute shall be entitled to specific performance and/or other injunctive relief (without posting any bond or deposit) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement.

15.                                 Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

16.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

17.                                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

18.                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19.                                 Governing Law.  The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

20.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.  Such notices, demands and other communications shall be sent to Participant at the address set forth in the Company’s books and record, and to the Company at the addresses indicated below:

(a)                                  If to the Company:

New York & Company, Inc.

450 West 33rd Street, 5th Floor

New York, New York 10001

Attention:  Linda Gormezano

Tel.:                         212-884-2026

Fax:                           212-884-2396

With a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

153 East 53rd Street

Citigroup Center

New York, New York 10022-4611

Attention:  Susan J. Zachman, Esq.

Tel.:                         212-446-4947

Fax:                           212-446-4900

(b)                                 if to Participant, to the address first set forth above.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

21.                                 Entire Agreement.  This Agreement, as awarded under and governed by the Plan, constitutes the entire understanding between Participant and the Company and supersedes all other agreements, whether written or oral, with respect to the grant to Participant of this Award.

*          *          *

[signature pages follow]

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Vice President of Human Resources at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.  If you are married your spouse must also sign the consent form attached hereto.

Very truly yours,

NEW YORK & COMPANY, INC.

By:	/s/ SANDRA BROOSLIN VIVIANO
Name: Sandra Brooslin Viviano
Its: Executive Vice President, Human Resources

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Date:	January 28, 2009

/s/ RICHARD P. CRYSTAL
RICHARD P. CRYSTAL

Enclosures:	1. Extra copy of this Agreement	2. Copy of the Plan